Exhibit 99.1

BioNeutral and the Chertoff Group Announce a Collaborative Agreement to Continue Development of BioNeutral's Antimicrobial and Sterilant Technologies

•	Press Release
•	Source: BioNeutral Group, Inc.
•	On Monday August 31, 2009, 8:29 am EDT

NEWARK, N.J.--(BUSINESS WIRE)--BioNeutral Group, Inc. (OTCBB: BONU - News) has expanded its relationship with the Chertoff Group (Washington, DC). Beginning September 1, 2009, two senior members of the Chertoff Group will provide dedicated strategic and operational advisory services to BioNeutral to enhance the company’s strategic alliances, corporate operations, product testing, regulatory approvals, capital strategies and sales to the public and private sectors.

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“It’s exciting working with the Chertoff Group. We believe their collective talent, combined with BioNeutral's world class chemistry, will make a significant difference in saving lives presently lost to infection. We are proud to combine our efforts to help combat communicable diseases and make the hospital and all health care facilities a safer place,” said Stephen J. Browand, President & CEO of BioNeutral Group.

“As some of the principal architects of homeland security policy and doctrine, our team has a good feel for how to examine problems from end-to-end, and how to evaluate technologies that might be brought to bear in solving those problems,” said former Homeland Secretary Chertoff, Co-Founder and Chairman of the Chertoff Group. “By working with investors, private companies, governments and others who want to grow into homeland security markets, either organically or via acquisitions, I think our firm offers a unique value proposition and perspective. Given our deep knowledge of national and international biosecurity requirements in the commercial and government sectors alike, we are uniquely positioned to help BioNeutral in all aspects of the company’s continuing growth.”

Under terms of the Agreement, Chertoff Group Principal Jeffrey W. Runge, MD and Deputy Chief Operating Officer Dr. J. Bennet Waters will devote approximately half their time exclusively to advising BioNeutral. Dr. Runge will serve as Senior Medical Advisor, and Dr. Waters will serve as Senior Operations Advisor. Dr. Runge is formerly the Assistant Secretary of Health Affairs at the Department of Homeland Security (DHS); Dr. Waters is formerly Deputy Assistant Administrator at the Transportation Security Administration and served previously as Chief of Staff of DHS’s Office of Health Affairs and as Counselor to two DHS Deputy Secretaries. In addition to Drs. Runge and Waters, other Chertoff Group principals will provide periodic support to BioNeutral regarding product testing and evaluation; acquisitions and procurement activities across commercial and federal targets; and capital-raising strategies.

“I believe BioNeutral’s technology has the potential to be game-changing,” said Chad Sweet, Co-Founder and Managing Principal at the Chertoff Group. “Based on preliminary data from independent lab testing, we are enthusiastic about the potential to instantly sterilize surfaces, fabric and skin without any known environmental effects. We believe BioNeutral’s formulations have the potential to address several difficult problems facing the Nation, including influenza pandemics, national security threats such as anthrax, and in preventing expensive and dangerous hospital acquired infections.”

Mr. Sweet previously served as the Chief of Staff of DHS and at the CIA. In addition to his expertise in security, he worked for twelve years in finance with Goldman Sachs and Morgan Stanley. At Chertoff Group, Mr. Sweet utilizes his unique background in intelligence, homeland security, and investment banking to advise companies and private equity firms expanding within the defense, aerospace, and security industries.

Other principals at Chertoff Group include General Michael Hayden, former Director of the Central Intelligence and National Security Agencies; former Homeland Security Deputy Secretary Paul Schneider (who previously served as head of acquisitions for the National Security Agency and United States Navy); and former Undersecretaries of Homeland Security Charles Allen and Rear Admiral Jay Cohen.

BioNeutral’s relationship with Dr. Runge and Dr. Waters takes advantage of a unique skill set in homeland security and health care. Dr. Runge was DHS’s first Chief Medical Officer, where he led the reorganization of biodefense operations into a new Office of Health Affairs. Prior to DHS, he was the head of the National Highway Traffic Safety Administration, where he instituted programs that led to the first absolute declines in U.S. motor vehicle deaths in nearly a decade and the lowest highway fatality rate in history. He has also been a board certified emergency physician for 25 years. Dr. Waters joined the Chertoff Group after three and a half years at the Department of Homeland Security (DHS), where his portfolio included intelligence and operational aspects of border and transportation security; immigration and customs enforcement activities; emergency management and the United States Secret Service. Prior to government service, Dr. Waters held senior strategic, financial and operations roles in early-stage organizations and turnaround situations.

“Dr. Waters and I are excited about the opportunity to deepen our relationship with BioNeutral,” Dr. Runge said. “Over the past few months, we’ve gotten to know the company, its technology and its leadership team. We believe they are on the cutting edge of biotechnology, and we’re looking forward to helping them take the next steps in developing, licensing and providing their unique formulations for the health and welfare of people.”

ABOUT BIONEUTRAL GROUP

Headquartered at the New Jersey Institute of Technology/EDC in Newark, New Jersey, BioNeutral Group, Inc., is a chemical technology-based Life Science company that intends to commercialize a combinational chemistry-based technology which can neutralize harmful environmental contaminants, toxins and dangerous micro-organisms including bacteria, viruses, mold, fungi and spores. The formulations, including Ygiene and Ogiene, which are eco-friendly and include natural and common ingredients found in baby products and in every day foods. The Company has combined these widely-used compounds in highly specialized ways to create products that dramatically enhance disinfecting and cleaning results; products include BioNeutralizers and ChemoNeutralizers. BioNeutral’s proprietary platform technology has been proven effective in surface, water and airborne applications. More information about the Company may be found at www.bioneutralgroup.com.

ABOUT THE CHERTOFF GROUP

The Chertoff Group is a security and risk management advisory firm that counsels corporate and government clients. The firm, which is based in Washington and has offices in New York City, is led by the former U.S. Secretary of Homeland Security Michael Chertoff and assists clients with addressing threats related to terrorism, biosecurity, fraud, cyber security, border protection, and supply chain security. More information about the Chertoff Group is available at www.chertoffgroup.com.

FORWARD LOOKING STATEMENTS

BioNeutral routinely tests its formulations against those of its competitors. The results are published to let shareholders know how the Company's technology compares with known formulations in the market place. Any product claim for antimicrobial activity requires approval from the EPA or FDA, depending upon where and how the formulations are used. The EPA and FDA have not reviewed or confirmed the Company's data and findings. BioNeutral's antimicrobial formulations will be marketed under the brand name Ygiene and are not yet available for sale in the United States.

Under the Private Securities Litigation Reform Act of 1995: The statements in the press release that relate to the Company's expectations with regard to the future impact on the Company's results from new products in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as “expects”, “intends”, “plans”, “may”, “could”, “should”, “anticipates”, “likely”, “believes”, and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of BioNeutral Group can be found in the filings of BioNeutral Group with the U.S. Securities and Exchange Commission.

Contact:

The Investor Relations Group
Erika Moran/Tom Caden, 212-825-3210
or
Public Relations
Laura Colontrelle, 212-825-3210
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